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                                                                  EXHIBIT 3.2

                                  FORM OF

                                 BYLAWS OF

                             QUALITY FOOD, INC.

                                 ARTICLE I

                    REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the Corporation shall be located in the State of Delaware at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office. A registered agent so appointed shall consent to appointment in writing and such consent shall be filed with the Secretary of State of the State of Delaware.

     If a registered agent changes the street address of the agent's business office, the registered agent may change the street address of the registered office of the Corporation by notifying the Corporation in writing of the change and signing, either manually or in facsimile, and delivering to the Secretary of State for filing a statement of such change, as required by law.

     The Corporation may change its registered agent at any time upon the filing of an appropriate notice with the Secretary of State, with the written consent of the new registered agent either included in or attached to such notice.

                                ARTICLE II

                          STOCKHOLDERS' MEETINGS

     1. MEETING PLACE. All meetings of the stockholders shall be held, pursuant to proper notice as set forth in Article II Section 5 of these Bylaws, at the principal executive office of the Corporation, or at such other place as shall be determined from time to time by the Board of Directors.

     2. ANNUAL MEETING TIME. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on such date following the end on each fiscal year on or may be determined by the Board of Directors.

     3. ANNUAL MEETING - ORDER OF BUSINESS. At the annual meeting of stockholders, the order of business shall be as follows:

          (a)  Call to order.
          (b)  Proof of notice of meeting (or filing of waiver).
          (c)  Reading of minutes of last annual meeting.
          (d)  Reports of officers.

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          (e)  Reports of committees.
          (f)  Election of directors.
          (g)  Other business.

     4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called only as provided in the Certificate of Incorporation. Special stockholders' meetings shall be held at the Corporation's principal executive office or at such other place as shall be identified in the notice of such meeting.

     5.   NOTICE.

     (a) Except as provided in subsection (c) hereunder, notice of the date, time and place of the annual meeting of stockholders shall be given by delivering personally or by mailing a written or printed notice of the same, at least ten days, and not more than sixty days, prior to the meeting to each stockholder of record entitled to vote at such meeting.

     (b) Except as provided in subsection (c) hereunder, written or printed notice of each special meeting of stockholders shall be given at least ten days and not more than sixty days prior to the meeting. Such notice shall state the date, time and place of such meeting, and the purpose or purposes for which the meeting is called, and shall be delivered personally, or mailed to each stockholder of record entitled to vote at such meeting

     (c) Notice of a stockholders' meeting at which the stockholders will be called to act on an amendment to the certificate of incorporation, a plan of merger, a proposed sale of all or substantially all of the assets of or the dissolution of the Corporation shall be given not fewer than twenty days and not more than sixty days before the meeting date.

     6. RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or at any adjournment thereof, or entitled to receive dividends or distributions, the Board of Directors shall fix in advance a record date for any such determination of stockholders in accordance with applicable law.

     7. STOCKHOLDERS' LIST. After fixing a record date for a stockholders' meeting, the Corporation shall prepare an alphabetical list of the names of all its stockholders on the record date who are entitled to notice of a stockholders' meeting. Such list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder. The stockholders' list shall be kept on file at the registered office of the Corporation for a period beginning ten days prior to such meeting and shall be kept open at the time and place of such meeting for the inspection by any stockholder, or any stockholder's agent or attorney.

     8. QUORUM. Except as otherwise required by law, a quorum at any annual or special meeting of stockholders shall consist of stockholders representing, either in person

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or by proxy, a majority of the votes entitled to be cast on the matter by each voting group.


     9.   VOTING.

     (a) Except as otherwise provided in the Certificate of Incorporation and subject to the provisions of the laws of the State of Delaware, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a stockholders' meeting.

     (b) If a quorum exists, action on a matter, other than the election of directors, is approved by a voting group if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the question is one which by express provision of law, of the Certificate of Incorporation or of these Bylaws a greater number of affirmative votes is required.

     (c) Unless otherwise provided in the Certificate of Incorporation, in any election of directors the candidates elected are those receiving the largest numbers of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected by such shares.

     10. PROXIES. A stockholder may vote either in person or by appointing a proxy by signing an appointment form, either personally or by the stockholder's attorney-in-fact or agent. An appointment of a proxy is effective when received by the person authorized to tabulate votes for the Corporation. An appointment of a proxy is valid for eleven months unless a longer period is expressly provided in the appointment form.

     11. WAIVER OF NOTICE. A written waiver of any notice required to be given to any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be deemed the giving of such notice by the Corporation, provided that such waiver has been delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A stockholder's attendance at a meeting waives any notice required, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting.


                                  ARTICLE III

                                SHARES OF STOCK

     1. ISSUANCE OF SHARES. No shares of the Corporation shall be issued unless authorized by the Board of Directors. Such authorization shall include the number of shares to be issued, the consideration to be received and a statement regarding the adequacy of the consideration.

     2. CERTIFICATES. Certificates of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed, either manually or in facsimile, by the President or a Vice President, and the

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Secretary, and such certificate may bear the seal of the Corporation or a facsimile thereof. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue.

     At a minimum each certificate of stock shall state:

     (a)  the name of the Corporation;

     (b) that the Corporation is organized under the laws of the State of Delaware;

     (c)  the name of the person to whom the certificate is issued;

     (d) the number and class of shares and the designation of the series, if any, the certificate represents; and

     (e) if the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series, and the authority of the Board of Directors to determine variations for future series, must be summarized either on the front or back of the certificate. Alternatively, the certificate may state conspicuously on its front or back that the Corporation will furnish the stockholder this information without charge on request in writing.

     In case of any mutilation, loss or destruction of any certificate of stock, another certificate may be issued in its place on proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as it might determine or establish such other procedures as it deems necessary or appropriate.

     3.   TRANSFERS.

     (a) Transfers of stock shall be made only upon the stock transfer records of the Corporation, which records shall be kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register and to record transfers of shares therein.

     (b) Shares of certificated stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of certificated stock shall be transferred on the records of the Corporation until the outstanding

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certificates therefor have been surrendered to the Corporation or to its transfer agent or registrar.

     4. SHARES OF ANOTHER CORPORATION. Shares owned by the Corporation in another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors may determine or, in the absence of such determination, by the President of the Corporation.


                                 ARTICLE IV

                             BOARD OF DIRECTORS

     1.   NUMBER AND POWERS; VACANCIES.

     (a) The management of all the business, affairs, property and interests of the Corporation shall be vested in a Board of Directors. In addition to the powers and authorities expressly conferred upon it by these Bylaws and by the Certificate of Incorporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts as are not prohibited by statute or by the Certificate of Incorporation or by these Bylaws or as directed or required to be exercised or done by the stockholders.

     (b) The Board of Directors shall consist of not less than two persons and not more than nine persons, as determined by resolution from time to time by the Board of Directors. Directors need not be stockholders or residents of the State of Delaware.

     (c) The number of directors may at any time be increased or decreased by amendment to these Bylaws by resolution of either the stockholders or directors at any annual or special meeting; PROVIDED, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, except as provided in Section 3 of this Article IV.

     (d) Except as provided in the Certificate of Incorporation, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by the affirmative vote of a majority of the remaining directors in office though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office until the next stockholders' meeting at which directors are elected and until his or her successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders and until his or her successor is elected and qualified.

     2.   GENERAL STANDARDS FOR DIRECTORS.

     (a) A director shall discharge the duties of a director, including duties as a member of a committee:

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     (i)  in good faith;

     (ii) with the care an ordinary prudent person in a like position would exercise under similar circumstances;

     (iii) in a manner the director reasonably believes to be in the best interests of the Corporation.

     3. RESIGNATION. A director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

     4. REGULAR MEETINGS. Regular meetings of the Board of Directors or any committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after adjournment of the annual meeting of stockholders.

     5.   SPECIAL MEETINGS.

     (a) Special meetings of the Board of Directors may be called at any time by the Chairman, President, Secretary or any two directors to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Notice of all special meetings of the Board of Directors, stating the date, time and place thereof, shall be given at least two days prior to the date of the meeting, in accordance with the provisions set forth in Article VII of these Bylaws. Such notice need not specify the business to be transacted at, or the purpose of, the meeting.

     (b) Special meetings of any committee of the Board of Directors may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     6. WAIVER OF NOTICE. A director may waive any notice required by law, by the Certificate of Incorporation or by these Bylaws before or after the time stated for the meeting, and such waiver shall be equivalent to the giving of such notice. Such waiver must be in writing, signed by the director entitled to such notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A director's attendance at or participation in a meeting shall constitute a waiver of any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     7.   QUORUM.  Except as otherwise provided by law:

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     (a)  A majority of the full Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business.

     (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors.

     8. REGISTERING DISSENT. A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken is deemed to have assented to such action unless:

     (a) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to the holding of, or transaction of business at, the meeting;

     (b) the director's dissent or abstention from the action is entered in the minutes if the meeting; or

     (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action taken.

     9.   ACTION BY DIRECTOR WITHOUT A MEETING.

     (a) Any action required or permitted to be taken at a meeting of the Board of Directors, or of a committee thereof, may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents setting forth the action taken, signed by each of the directors, or by each of the members of the committee, as the case may be, either before or after the action taken, and delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records.

     (b) Action taken under this section is effective when the last director signs the consent, unless the consent specifies a later effective date.

     10. PARTICIPATION BY MEANS OF COMMUNICATIONS EQUIPMENT. Any or all directors may participate in a regular or special meeting of the Board of Directors (or of a committee thereof) by, or may conduct the meeting through the use of, any means of communication by which all directors participating can hear each other during the meeting.

     11.  COMMITTEES.

     (a) The Board of Directors may designate from among its members an Executive Committee and one or more other standing or special committees. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Executive Committee shall have and may exercise all

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of the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions as the Board of Directors shall see fit; PROVIDED, that no committee shall have the authority to:

     (i) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors;

     (ii) approve or propose to stockholders action that by law is required to be approved by stockholders;

     (iii) fill vacancies on the Board of Directors or any of its committees;

     (iv) amend the Certificate of Incorporation;

     (v)  adopt, amend or repeal these Bylaws;

     (vi) approve a plan of merger not requiring stockholder approval; or

     (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within the limits specifically prescribed by the Board of Directors.

     (b) All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation.

     (c) The creation of, delegation of authority to or action by a committee does not alone constitute compliance by a director with the standards of conduct required by the Delaware General Corporation Law and these Bylaws.

     12. REMUNERATION. No stated salary shall be paid directors, as such, for their service, but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors or of a committee thereof; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE V

                                   OFFICERS

     1. DESIGNATIONS. The officers of the Corporation shall be a Chairman, a President, a Secretary and, at the discretion of the Board of Directors, one or more Vice-Presidents (one or more of whom may be Executive
Vice-Presidents), a Treasurer, Assistant Secretaries and Assistant

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Treasurers.  The Board of Directors shall appoint all officers.  Any two or more offices may be held by the same individual.

     2. APPOINTMENT AND TERM OF OFFICE. The officers of the Corporation shall be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. Each officer shall hold office until a successor shall have been appointed and qualified, or until such officer's earlier death, resignation or removal.

     3. POWERS AND DUTIES. If the Board appoints persons to fill the following positions, such officers shall have the power and duties set forth below:

     (a) THE CHAIRMAN: The Chairman shall have general control and management of the Board of Directors and may also be the chief executive officer of the Corporation. Except where by law the signature of the President is required, the Chairman shall possess the same power as the President to sign all certificates, contracts and other instruments of the Corporation. During the absence or disability of the President, the Chairman shall exercise all the powers and discharge all of the duties of the President. He shall preside at all meetings of the Board of Directors at which he is present; and, in his absence, the President shall preside at such meetings. He shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon him by the Board of Directors.

     (b) THE PRESIDENT: The President of the Corporation shall be the chief executive officer of the Corporation, unless such position is held by the Chairman. During the absence or disability of the Chairman, he shall exercise all of the powers and discharge all of the duties of the Chairman. He shall be generally responsible for the proper conduct of the business of the Corporation. He shall possess power to sign all certificates, contracts and other instruments of the Corporation. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board of Directors. He shall perform all such other duties as are incident to his office or are properly required of him by the Board of Directors.

     (c) VICE PRESIDENT: During the absence or disability of the President, the Executive Vice-Presidents, if any, and the Vice-Presidents in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice-President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

     (d) SECRETARY AND ASSISTANT SECRETARIES: the Secretary shall issue notices for all meetings, except for notices for special meetings of the stockholders and special meetings of the directors which are called by the requisite number of stockholders or directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. The Assistant Secretary, or Assistant Secretaries in order designated by the Board of Directors, shall perform all of the duties of the Secretary during the absence or disability of the Secretary, and at other times may perform

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such duties as are directed by the President or the Board of Directors.

     (e) THE TREASURER: The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account.
He shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform such other duties incident to his office of that are properly required of him by the Board of Directors. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board of Directors, shall perform all of the duties of the Treasurer in the absence or disability of the Treasurer, and at other times may perform such other duties as are directed by the President or the Board of Directors.

     4.   STANDARDS OF CONDUCT FOR OFFICERS.

     (a) An officer with discretionary authority shall discharge such officer's duties under that authority:

          (i)  in good faith;

          (ii) with the care an ordinary prudent person in a like position would exercise under similar circumstances; and

          (iii) in a manner the officer reasonably believes to be in the best interests of the Corporation.

     5. DELEGATION. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may in its sole discretion select.

     6. VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board. The appointee shall hold office for the unexpired term and until his successor is duly elected and qualified.

     7. OTHER OFFICERS. The Board of Directors, or a duly appointed officer to whom such authority has been delegated by Board resolution, may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     8. RESIGNATION. An officer may resign at any time by delivering notice to the Corporation. Such notice shall be effective when delivered

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unless the notice specifies a later effective date.  Any such resignation shall not affect the Corporation's contract rights, if any, with the officer.

     9. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause by the affirmative vote of a majority of the whole Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     10. BONDS. The Board of Directors may, by resolution, require any and all of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                 ARTICLE VI

                          DISTRIBUTIONS AND FINANCE

     1. DISTRIBUTIONS. The Board of Directors may authorize and the Corporation may make distributions to its stockholders; provided that no distribution may be made if, after giving it effect, either:

     (a) The Corporation would not be able to pay its debts as they become due in the usual course of business; or

     (b) The Corporation's total assets would be less than the sum of its total liabilities plus the amount which would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

     The Board of Directors may authorize distributions to holders of record at the close of business on any business day prior to the date on which the distribution is made. If the Board of Directors does not fix a record date for determining stockholders entitled to a distribution, the record date shall be the date on which the Board of Directors authorizes the distribution.

     2. MEASURE OF EFFECT OF A DISTRIBUTION. For purposes of determining whether a distribution may be authorized by the Board of Directors and paid by the Corporation under Article VI, Section 1 of these Bylaws, the effect of the distribution is measured:

     (a) In the case of a distribution of indebtedness, the terms of which provide that payment of principal and interest are made only if and to the extent that payment of a distribution to stockholders could then be made under this section, each payment of principal or interest is treated as a distribution, the effect of which is measured on the date the payment is actually made; or

     (b)  In the case of any other distribution:

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          (i)  if the distribution is by purchase, redemption, or other acquisition of the Corporation's shares, the effect of the distribution is measured as of the earlier of the date any money or other property is transferred or debt incurred by the Corporation, or the date the stockholder ceases to be a stockholder with respect to the acquired shares;

          (ii) if the distribution is of an indebtedness other than described in subsection 2 (a) and (b) (i) of this section, the effect of the distribution is measured as of the date the indebtedness is distributed; and

          (iii) in all other cases, the effect of the distribution is measured as of the date the distribution is authorized if payment occurs within 120 days after the date of authorization, or the date the payment is made if it occurs more than 120 days after the date of authorization.

     3. DEPOSITORIES. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                   ARTICLE VII

                                     NOTICES

     Except as may otherwise be required by law, any notice to any stockholder or director must be in writing and may be transmitted by: mail, private carrier or personal delivery; telegraph or teletype; or telephone, wire or wireless equipment which transmits a facsimile of the notice. Written notice by the Corporation to its stockholders shall be deemed effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the stockholder's address shown in the Corporation's current record of stockholders. Except as set forth in the previous sentence, written notice shall be deemed effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed with first-class postage, prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and receipt is signed by or on behalf of the addressee.

                                  ARTICLE VIII

                                      SEAL

     The Corporation may adopt a corporate seal which seal shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors.

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                                  ARTICLE IX

                         INDEMNIFICATION OF OFFICERS,
                       DIRECTORS, EMPLOYEES AND AGENTS

     1.   DEFINITIONS.  For purposes of this Article:

     (a) "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if the director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

     (c)  "Expenses" include counsel fees.

     (d) "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

     (e) "Official capacity" means: (i) When used with respect to a director, the office of director in the Corporation; and (ii) when used with respect to an individual other than a director, as contemplated in Section 8 of this Article IX, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

     (f) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (g) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     2.   RIGHT TO INDEMNIFICATION.

     (a) The Corporation shall indemnify any person (or the estate of any person) who was or is a party to any proceeding, whether or not brought by or in the right of the Corporation, by reason of the fact that such person is or

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was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons, hereinafter "Agent") , against reasonable expenses incurred by such person in connection with the proceeding.

     (b) Except as provided in subsection (e) of this Section 2, the Corporation shall indemnify an individual made a party to a proceeding because the individual is or was an Agent (as defined above) against liability incurred in the proceeding if:

          (i)  the individual acted in good faith; and

          (ii) The individual reasonably believed:

               (A) In the case of conduct in the individual's official capacity with the Corporation, that the individual's conduct was in the Corporation's best interests;

               (B) In all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests; and

          (iii) In the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful.

     (c) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (b)(ii) of this Section 2.

     (d) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Section.

     (e)  The Corporation shall not indemnify an Agent under this Section 2:

          (i) In connection with a proceeding by or, in the right of the Corporation in which the Agent was adjudged liable to the Corporation; or

          (ii) In connection with any other proceeding charging improper personal benefit to the Agent, whether or not involving action in the Agent's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the Agent.

          (iii) In connection with a proceeding by the Agent which was not approved in advance by the Board of Directors.

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

     (f) Indemnification under this Article IX, Section 2 in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

     3.   ADVANCE FOR EXPENSES.

     (a) The Corporation shall pay for or reimburse the reasonable expenses incurred by an Agent who is a party to a proceeding in advance of final disposition of the proceeding if:

          (i) The Agent furnishes the Corporation a written affirmation of the Agent's good faith belief that the director has met the standard of conduct described in Section 2 of this Article IX; and

          (ii) The Agent furnishes the Corporation a written undertaking, executed personally or on the Agent's behalf, to repay the advance if it is ultimately determined that the Agent did not meet the standard of conduct.

     (b) The undertaking required by subsection (a)(i) of this Section 3 must be an unlimited general obligation of the Agent but need not be secured and may be accepted without reference to financial ability to make repayment.

     4. COURT-ORDERED INDEMNIFICATION. An Agent of the Corporation who is a party to a proceeding may apply for indemnification or advance of expenses to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court after giving any notice the court considers necessary, may order indemnification or advance of expenses if it determines:

     (a) The Agent is entitled to mandatory indemnification pursuant to 8 Delaware Code, Section 145(c), in which case the court shall also order the Corporation to pay the Agent's reasonable expenses incurred to obtain court-ordered indemnification;

     (b) The Agent is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in Section 2 of this Article IX, or was adjudged liable as described in Section 2(e) of this Article IX, but if the Agent' was adjudged so liable, the Agent's indemnification is limited to reasonable expenses incurred; or

     (c) In the case of an advance of expenses, the Agent is entitled pursuant to the Certificate of Incorporation, Bylaws, or any applicable resolution or contract, to payment or reimbursement of the Agent's reasonable expenses incurred as a party to the proceeding in advance of final disposition of the proceeding.

     5.   DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (a) The Corporation shall not indemnify an Agent under this Article IX unless authorized in the specific case after a determination has been made

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that indemnification of the Agent is permissible in the circumstances because the Agent has met the standard of conduct set forth in Section 2(b) of this
Article IX.

     (b)  The determination shall be made:

          (i) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

          (ii) If a quorum cannot be obtained under (i) of this subsection, by majority vote of a committee duly designated by the Board of Directors, in which designation directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

          (iii) By special legal counsel:

              (A) Selected by the Board of Directors or its committee in the manner prescribed in (i) or (ii) of this subsection; or

              (B) If a quorum of the Board of Directors cannot be obtained under (i) of this subsection and a committee cannot be designated under (ii) of this subsection, selected by majority vote of the full Board of Directors, in which selection directors who are parties may participate; or

          (iv) By the stockholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b) (iii) of this Section to select counsel.

     6. INSURANCE. The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against the same liability under this
Article IX.

     7. INDEMNIFICATION AS A WITNESS. This Article IX does not limit a Corporation's power to pay or reimburse expenses incurred by an Agent in connection with the Agent's appearance as a witness in a proceeding at a time when the Agent has not been made a named defendant or respondent to the proceeding.

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     8.   REPORT TO STOCKHOLDERS.  If the Corporation indemnities or advances expenses to a director pursuant to this Article IX in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders' meeting.

     9.   STOCKHOLDER AUTHORIZED INDEMNIFICATION.

     (a) If authorized by a resolution adopted or ratified, before or after the event, by the stockholders of the Corporation, the Corporation shall have the power to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations contained in this Article IX (other than this Section 9); provided that no such indemnity shall indemnify any director from or on account of:

          (i) Acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law;

          (ii) Conduct of the director finally adjudged to be an unlawful distribution under 8 Delaware Code, Sections 160 or 170; or

          (iii) Any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     (b) Unless a resolution adopted or ratified by the stockholders of the Corporation provides otherwise, any determination as to any indemnity or advance of expenses under subsection (a) of this Section 9 shall be made in accordance with Section 5 of this Article IX.

     10. SAVINGS CLAUSE. If this Article IX or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys I fees) , judgments, fines and amounts paid in settlement with respect to any proceeding whether or not brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this
Article IX that shall not have been invalidated, or by any other applicable law.

                                  ARTICLE X

                              BOOKS AND RECORDS

     The Corporation shall maintain appropriate accounting records and shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or the Board of Directors without a meeting and a record of all actions taken by a committee of the Board of Directors. In addition, the Corporation shall keep at its registered office or principal place of business, or at the office of

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

its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

     The Corporation shall keep a copy of the following records at its principal office:

     1. The Articles or Restated Certificate of Incorporation and all amendments thereto currently in effect;

     2. The Bylaws or Restated Bylaws and all amendments thereto currently in effect;

     3. The minutes of all stockholders' meetings, and records of all actions taken by stockholders without a meeting, for the past three years;

     4. Its financial statements for the past three years, including balance sheets showing in reasonable detail the financial condition of the Corporation as of the close of each fiscal year, and an income statement showing the results of its operations during each fiscal year prepared on the basis of generally accepted accounting principles or, if not, prepared on a basis explained therein;

     5. All written communications to stockholders generally within the past three years;

     6. A list of the names and business addresses of its current directors and officers; and

     7. Its most recent annual report delivered to the Secretary of State of Delaware.

                                  ARTICLE XI

                                  AMENDMENTS

     1.   Subject to the Certificate of Incorporation:

     (a) The Board of Directors shall have power to amend or repeal the Bylaws of, or adopt new Bylaws for, the Corporation. However, any such Bylaws, or any alteration, amendment or repeal of the Bylaws, may be subsequently changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders' meeting.

     (b) These Bylaws may be amended or repealed by the stockholders in the manner set forth in Article II Section 9 of these Bylaws at any regular or special meeting of the stockholders.

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     2.   EMERGENCY BYLAWS.  The Board of Directors may adopt emergency
Bylaws, subject to repeal or change by action of the stockholders, which shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States, any state of emergency declared by the federal government or any subdivision thereof, or any other catastrophic event.

     Adopted by resolution of the Corporation's Board of Directors on ____________, 1997.

                                       _______________________________________
                                                      Secretary
















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